EXHIBIT 10.13


                              EXPLORATION AGREEMENT

     This Exploration Agreement (the "Agreement") is entered effective January 31, 2006, (the "Effective Date") between Lexington Oil & Gas Ltd., Co., an Oklahoma corporation, (referred to as "First Party") and Dylan Peyton, LLC., a Texas limited liability company, (referred to as ("Second Party"). First Party and Second Party may be referred to collectively as the "Parties".

     First Party and Second Party are interested in conducting joint exploration operations, including the drilling of exploratory or development wells, for the discovery of and for the production of oil and/or gas in an area in Comanche County, Texas.

     In consideration of the premises and the mutual covenants and agreements set out in this Agreement, First Party and Second Party agree as follows:

I. Contract Area

     The area covered by this Agreement, called the "Contract Area," consists of the area outlined on Exhibit A attached hereto, such being in Comanche County, Texas.

II. Area of Mutual Interest

     The area of mutual Interest ("AMI") shall be defined as the Contract Area and all areas within one mile of the boundaries of the Contract Area.

III. Interested Parties, Lease Acquisition

A. Subject to the other terms and conditions of this Agreement, Oak Hills Drilling and Operating, LLC, an Oklahoma limited liability company, shall be the designated Operator of the Initial Test Well ("Initial Test Well") and other test wells in the AMI under the terms of this Agreement, and under the terms and conditions pursuant to a Joint Operating Agreement ("Operating Agreement") to be entered into between the parties simultaneously with the execution of this Agreement.

B. First Party will pay for the drilling of the Initial Test Well on the leases or leases pooled therewith by paying all of the costs of drilling to the point of fracturing, but not to exceed the Initial Party Cost as defined in III. C.

C. Second Party will attempt to acquire oil and gas leases on behalf of the Parties in the Contract Area. First Party will pay for 50% of the leases at the rate of $500 per acre in the Contract Area ("Initial Party Cost") by paying (1) all of the cash paid to First Party under the CBM Exploration Agreement dated January 31, 2006 between Second Party and Lexington Oil & Gas Ltd., Co., an Oklahoma corporation; and (2) Second Party's or its assignee's costs for the Initial Test Well up to the remaining balance of the Initial Party Cost, if any, on the leases or leases pooled therewith until the well has been drilled and is ready for fracturing. If at the point of fracturing there remains a balance due to the Second Party, First Party may at its option pay the balance for remaining mineral acre costs due in (a) cash; or (b) voting common stock of the First Party, subject to Rule 144, with piggy-back registration rights; or (c) by paying up to the 50% working interest of the Second Party for the Initial Test Well for costs associated with fracturing. If the payment is made in stock, the


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     stock shall be valued at the lesser of: (a) the prevailing market bid price for the 30 day period preceding the completion of drilling of the Initial Test Well, with such share price to be based on the 30 day volume weighted average share price discounted by 15%; or (b) the prevailing market bid price for the 30 day period preceding the Effective Date of this Agreement, with such share price to be based on the 30 day volume weighted average share bid price discounted by 15%. In the event a well is not drilled by September 1, 2006, the balance then due shall be paid in cash or stock, at the option of First Party, within 10 days.

D. Upon receipt of payment in full by the First Party for the leases acquired, Second Party shall deliver to First Party an assignment of 45% working interest in the leases acquired reserving unto Second Party an overriding royalty interest. First Party will receive a minimum 75% net revenue interest in each lease while Second Party will be assigned no more than 2% overriding royalty interest ("Overriding Royalty Interest"). In addition, Second Party will also be assigned a 5% of 8/8ths carried working interest ("Carried Interest") in each lease free of any costs of drilling or completion to the sales line. Second Party shall provide First Party with title ownership reports prepared by the landman acquiring the leases, together with copies of the title information he gathers in the Contract Area within 30 days of acquisition of the leases in the Contract Area, but in any event before the drilling of the Initial Test Well. Once a drilling unit has been chosen, a full attorney's title opinion will be obtained on behalf of the working interest owners and a copy of the opinion will be made available to all working interest owners participating in the well.

E. Prior to Operator expending any sums for drilling operations under the terms of this Agreement or the Operating Agreement, for work that has been mutually approved by the Parties, the Operator shall prepare and furnish to the Non- Operator (under the terms of the Operating Agreement) an Authority for Expenditure ("AFE") stating the estimated cost of the well or operation. Rights ascribed under the Operating Agreement include equal status for agreement on AFE's, significant contractors, budgets, and budget category over runs in excess of $10,000.

IV. Initial Test Well

     On or before September 1, 2006, Operator shall commence the drilling of an Initial Test Well in search of oil and/or gas at a legal location on leases acquired by First Party through this Agreement or a lease pooled therewith and shall continue the drilling of the wells with due diligence to a depth sufficient to test the Barnett Shale formation.

V. Subsequent Operations

     The Parties shall, by mutual agreement, determine the amount and type of lease acquisition, and exploratory work to be conducted by Operator on the lands included in the AMI, including but not limited to the drilling of test wells, seismic and subsurface studies, and the priority and/or order in which Operator shall conduct operations on the AMI.

     In the event the Parties cannot mutually agree on the drilling of any test well, after the Initial Test Well is drilled as provided for in Section IV., a well may be drilled by one of the Parties in the following manner:

     A. The Party electing to drill a test well shall submit a written proposal of the operation by presenting the other Party with the depth, objective formation, location, estimated cost, all in an AFE, and specify the commencement date for the well. Within 30 days after the proposal is delivered, the other Party shall make an election to participate in the well or assign its interest under the terms and conditions set out in Exhibit "B". The Party proposing the well must commence the well within 90 days of the date of the proposal or lose the right to propose another well for a period of 60 days from the expiration of the 90 day period. No Party may propose more than two wells, or more than $3 million in expenditures, in any 30 day period, unless all Parties agree to an increase in the number of proposals that may be made.

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     B. In the event a test well is proposed and the non-proposing  party elects not to participate in the drilling of the well, the non-participating party must assign all of its right, title and interest in the well to the proposing Party, subject to III. D. herein.

     C. Should the Party drilling a test well pursuant to paragraphs A. and B. of this Section fail to reach the objective depth in a well due to mechanical difficulties or because of encountering conditions which are normally considered in the industry to be impenetrable or geologically unattractive or which, in the Party's opinion would make further drilling impractical by ordinary drilling methods, the Party shall have the right within thirty (30) days after good faith discontinuance of operations on the test well, to commence actual drilling of a substitute test well at the location of its choice within the same drilling unit, under the terms and conditions prescribed for the test well. The substitute well should be treated for purposes of this Agreement as if it were the test well for which it is substituted.

VI. Properties and Interest Subject to this Agreement

     A. The properties and interests subject to this Agreement (the "Joint Property") are: (1) the jointly owned oil, gas, and mineral leases and other mineral and royalty interests and any renewals and extensions of any leases, (2) all interest in leases acquired after the Effective Date of this Agreement pursuant to B. below, and any renewals and extensions of those interests in leases; and, (3) all equipment, machinery, supplies, and personal property used or obtained in connection with the Joint Property, except, any portion of the Joint Property to which an interest has been changed by non-participation in the drilling of a well.

     B. If during the term of this Agreement, a Party purchases or in any other manner acquires an oil, gas, and/or mineral lease or leases or mineral interests (or any interest), on, in, or covering or affecting any of the lands located within the AMI, the Party purchasing or otherwise acquiring the interests (the "Acquiring Party") shall, within thirty (30) days after the date of the purchase or acquisition, deliver to the other Party a written notice setting forth the details concerning the purchase or acquisition, including the amount of consideration paid or agreed to be paid for the lease or interest. This notice should include all available title information concerning the purchase or acquisition. The Party notified shall have the option, which may be exercised only by written notice delivered to the Acquiring Party within twenty (20) business days after receipt of the notice, to acquire an interest in the newly acquired lease or interest equal to that Party's undivided interest in the Joint Property. On exercising the option, the notified Party shall, within thirty (30) days, pay to the Acquiring Party the proportionate share of the cost of the purchase or acquisition of the acquired lease or interest, and the Acquiring Party shall deliver within five (5) business days after receipt of payment in full an Assignment or Conveyance of the interest in the acquired lease or interest on which the option has been exercised subject to the terms of III. D. herein. The Acquired Property shall then become a part of the Joint Property. The Acquiring Party shall pay all delay rentals which may become due under the terms of any lease acquired, and submit an invoice to the other Party for its proportionate part of the rentals. If the option is not exercised within the time and in the manner provided for above, the notified Party shall have no interest in the property with respect to which the option was not exercised and that property shall no longer be subject to the terms of this Agreement.

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VII. Production in Kind

     Each Party shall have the right and option for taking time to separately market its share of production to which it may be entitled or may become entitled to take in kind or separately market under the terms of this Agreement. The right and option to take in kind may be exercised at any time and from time to time so long as there is production from the Contract Area.

VIII. Operating Agreement

     A. Simultaneously with the execution of this Agreement, the Parties will execute an Operating Agreement in the same form as that attached as Exhibit "B," the terms of which are incorporated into this Agreement for all purposes, and which shall govern the operation of all leases and interests in the Contract Area and the drilling of any well under the terms of this Agreement.

     B. In the event of conflict between the terms or provisions of this Agreement and the terms or provisions of the Operating Agreement, the terms or provisions of this Agreement shall control.

IX. Term

     This Agreement shall be for a term commencing on the Effective Date and shall continue in force, except as otherwise provided, for a period of one year or until a later date on which all drilling and/or completion operations then being conducted by the terms of this Agreement have been completed and all obligations of the Parties provided for in this Agreement have been fully discharged. The term may be extended for four additional one year periods from year to year by the First Party upon provision of written notice at least 30 days prior to the termination date as may be extended from time to time.

X.        Notices

     Unless otherwise provided, all notices and communications to be given under the terms of this Agreement shall be delivered by U.S. Mail, or facsimile, addressed to the respective Parties as follows:

 First Party:   Lexington Oil & Gas Ltd., Co. Operator: Oak Hills Drilling
                                                         and Operating, LLC
                P.O. Box 812                             P.O. Box 470
                Holdenville, OK 74848                    Holdenville, OK 74848
                Fax: 405-379-5665                        Fax: 405-379-5665


Second Party: Dylan Peyton, LLC.                          Avatar Energy, LLC.
              6211 W. Northwest Highway Ste. C-256        6211 W. Northwest Hwy.
              Dallas, TX 75225                            Ste. C-256
              Fax: 214-692-9254                           Dallas, TX 75225
                                                          Fax: 214-692-9254


With a copy to:
                McGowen & Shaw, PLLC
                2602 McKinney Avenue
                Suite 305
                Dallas, TX 75204
                Fax: 214-265-7727

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     Unless otherwise specified in the notice, the date of a notice shall be the date on which the written or faxed notice is delivered to the Party to whom it is addressed. Each Party may change its address by notice to the other Party. No transfer of any interest pursuant to the terms of this Agreement shall be effective until the transferor or transferee (after complying with all other requirements of this Agreement) notify all other Parties of the address and designated representative of the transferee. XI. Laws and Regulations

     The terms of this Agreement and all operations conducted under it shall be subject to all valid laws, rules, regulations, and orders of any regulatory body having jurisdiction, and be governed by the laws of the State of Texas without reference to choice of law rules.

XII.     Assignability

     This Agreement shall be binding on the Parties and their respective heirs, successors and assigns. All rights created by this Agreement are freely assignable at anytime, but the Party assigning an interest shall give written notice to the other Party to this Agreement prior to the time of the Assignment.

XIII.    Force Majeure

     The obligations of each Party, except for the payment of money, shall be suspended while, but only for so long as a Party is prevented from complying with an obligation in whole or in part, by strikes, lockouts, acts of God, unavoidable accidents, uncontrollable delays in transportation, inability to obtain necessary materials in open markets, inadequate facilities for the transportation of materials, or as a result of any order, requisition, or necessity of the government, or other matters beyond the reasonable control of a Party, whether similar to the matters specifically enumerated above or not; provided, however, that performance shall be resumed within a reasonable time after the cause of force majeure has been removed; and provided further that no Party shall be required, against its will, to settle any labor dispute.

XIV.     Captions and Titles

     The captions and titles used in this Agreement shall not be construed as adding meaning to the subject matter of this Agreement, but are used only for reference and convenience.

XV.      Definitions

     "Test Well" means any well the drilling of which is commenced during the term of this Agreement at a location on land which, on the date of the commencement of the drilling of the well, constitutes a part of the Joint Property or property pooled therewith.

XVI.     Miscellaneous

     In the event any party should elect to abandon or release all or any part of its rights in the leases lying within the AMI, any renewals or extensions of those leases, or any Joint Property, the Party electing to do so shall notify the other Party no less than 30 days in advance of any abandonment or release, and if requested to do so, within 30 days of the receipt of notice by the other Party or Parties, shall immediately assign all rights to the other Party or Parties at no cost to Assignee(s).

     This Agreement is binding on and shall inure to the benefit of the Parties and their respective heirs, devisees, legal representatives, successors, and assigns.

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     This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all counterparts together shall be deemed one and the same Agreement.

     This Agreement is signed by each Party as of the date opposite their respective signatures, and when signed by Parties shall be deemed effective as of the stated Effective Date.


                                                First Party
                                                Lexington Oil & Gas Ltd., Co.


                                            /s/ Grant Atkins
                                            ------------------------------------
Date:January 31, 2006                       Grant Atkins, President



                                            Second Party Dylan Peyton, LLC

                                            /s/ Danial R. Schlachter
                                            ------------------------------------
Date:January 31, 2006                       Danial R. Schlachter, Member/Manager



                                                  Avatar Energy, LLC


Date:January 31, 2006
                                            /s/ Danial R. Schlachter
                                            ------------------------------------
                                            Danial R. Schlachter, Member/Manager



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